Exhibit 10.1

THIRD AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of July 2, 2021

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of July 2, 2021 by and among SUNSTONE HOTEL PARTNERSHIP, LLC, a limited liability company formed under the laws of the State of Delaware (the “Borrower”), SUNSTONE HOTEL INVESTORS, INC., a corporation formed under the laws of the State of Maryland (the “Parent”), each of the entities set forth on Annex I hereto (together with Parent, collectively the “Guarantors”, and the Guarantors, together with the Borrower, collectively the “Loan Parties”), each of the Lenders party hereto (collectively, “Lenders”) and Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), under that certain Amended and Restated Credit Agreement dated as of October 17, 2018, by and among the Borrower, the Parent, the Lenders, the Administrative Agent and the other parties thereto (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement” and the Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Amended Credit Agreement.

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to certain amendments to the Credit Agreement; and

WHEREAS, the Loan Parties, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Loan Parties, the Lenders party hereto and the Administrative Agent hereby agree as follows:

1.Amendments to the Credit Agreement.  Effective as of July 2, 2021 (the “Third Amendment Date”) but subject to the satisfaction of the conditions precedent set forth in Section 2 below, the parties hereto agree that the Credit Agreement is hereby amended as follows:

(a)Clause (b)(iv)(B) of Section 2.8. of the Credit Agreement is hereby amended by deleting the text thereof and substituting in lieu thereof the following:

“B.Amounts paid under the preceding subsections (b)(ii) and (iii) shall be allocated on a pro rata basis to (i) the Term Loans, the Revolving Loans, Swingline Loans and Reimbursement Obligations and Cash Collateralize the other Letter of Credit Liabilities (without a permanent reduction in the Revolving Commitments) and (ii) the Senior Notes.  Such pro rata amount allocable to the Obligations shall be calculated by dividing (1) the sum of the outstanding principal amount of the Loans on such date plus the Letter of Credit Liabilities on such date, by (2) the sum of clause (1) and the outstanding principal amount of the Senior Notes on such date.  Amounts payable to the Obligations pursuant to this clause (B) shall be applied as follows: (i) unless an Event of Default has occurred and is continuing as described in clause (ii) below, all amounts so paid to the Obligations shall be applied to prepay the Revolving Loans, Swingline Loans and Reimbursement Obligations and, to the extent the other Letter of Credit Liabilities exceed $1,000,000, to Cash Collateralize the other Letter of Credit Liabilities (without a permanent reduction in the Revolving Commitments) until paid in full, then, shall be payable to (or retained by) the Borrower and (ii) if an Event of Default has occurred and is continuing on and as of the date of the Asset Sale, Equity Issuance, debt incurrence or other event or circumstance giving rise to the mandatory prepayment requirement under Section 2.8(b) (or results from such event or circumstance), all amounts so paid to the Obligations shall be applied to prepay the outstanding Term Loans on a pro rata basis until paid in full and then such amounts shall be applied to prepay any outstanding Revolving Loans, Swingline Loans and Reimbursement Obligations and, to the extent the other Letter of Credit Liabilities exceed $1,000,000, to Cash Collateralize the other Letter of Credit Liabilities (without a permanent reduction in the Revolving Commitments) until paid in full.”

(b)Clause (b) of Section 10.11. of the Credit Agreement is hereby amended by deleting the text thereof and substituting in lieu thereof the following:

“(b)Directly or indirectly make any Investment other than, so long as no Default or Event of Default then exists or would result therefrom and no portion of the cost of the acquisition thereof consists of the proceeds of Indebtedness (other than (x) Nonrecourse Indebtedness arising from the assumption of a mortgage on a Property existing at the time of the acquisition thereof and not created in contemplation of such acquisition, (y) Revolving Loans and (z) Swingline Loans), (i) acquisitions of Eligible Properties that will become Unencumbered Pool Properties within 20 Business Days following the acquisition thereof and (ii) acquisitions of other Properties and Senior Mortgage Receivables and other Mortgage Receivables and Secured Mezz Receivables in an aggregate amount during the Covenant Relief Period not to exceed $250,000,000 (plus, with respect to acquisitions of Mortgage Receivables and Secured Mezz Receivables, an amount equal to the proceeds received by the Borrower from the issuance of common Equity Interests which are not required to be applied as set forth in Section 2.8(b)(iii)).”

As so amended, the Credit Agreement shall continue in full force and effect.

2.Conditions of Effectiveness.  The effectiveness of this Amendment is subject to the satisfaction or waiver of the following conditions precedent:

(a)Execution of Amendment and Loan Documents.  Receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Loan Parties, the Lenders and the Administrative Agent.

(b)Amendment to Senior Notes.  The Borrower, the Parent and the holders of the Senior Notes shall have entered into an amendment to the Senior Notes Agreement (and, if necessary, the Senior Notes) (the “Senior Notes Amendment”) which shall make such amendments to the terms of the Senior Notes as shall be necessary such that the terms of the Senior Notes after the Third Amendment Date shall be no more favorable to the holders thereof than the terms of the Amended Credit Agreement than before the Third Amendment Date; provided that the parties hereto acknowledge and agree that the Senior Notes Amendment will not contain amendments to the mandatory prepayment requirements set forth therein other than as may be necessary to account for the change in the application of proceeds as among the Obligations that is reflected in the Amended Credit Agreement.

(c)Absence of Legal Proceedings.  As of the date hereof, no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding is pending or threatened which could reasonably be expected to (i) result in a Material Adverse Effect or (ii) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect, the ability of the Parent, the Borrower, any other Loan Party or the REIT to fulfill its obligations under this Amendment or the Loan Documents to which it is a party.

(d)[Reserved].

(e)Officer’s Certificate.  Receipt by the Administrative Agent of a certificate, in form and substance reasonably satisfactory to it, of a Responsible Officer (x) certifying that as of the Third Amendment Date, after giving effect to the transactions contemplated herein, (i) the Borrower and each of the other Loan Parties on a consolidated basis are Solvent, (ii) no Material Adverse Effect exists or would result from the consummation of this Amendment, (iii) no Default or Event of Default has occurred and is continuing and (iv) the representations set forth in Section 3 below are true and correct, and (y) attaching fully executed copies of the Senior Notes Amendment and all material documents executed in connection therewith.

(f)No Material Adverse Change.  Since December 31, 2020, there has been no material adverse change in the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of Parent, the Borrower and their Subsidiaries (taken as a whole).

(g)Fees.  Receipt by the Administrative Agent and the Lenders of all fees and expenses, if any, then owing by the Borrower to the Lenders, the Administrative Agent and the Lead Arrangers.

(h)Know Your Customer Information.  The Borrower and each other Loan Party shall have provided all information reasonably requested by the Administrative Agent and each Lender (to the extent requested in writing (which may be by e-mail) at least 3 Business Days prior to the Third Amendment Date) in order to comply with applicable “know your customer” and Anti-Money Laundering Laws including without limitation, the Patriot Act.

(i)Additional Matters.  All other documents and legal matters required in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent.

For purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 2 to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the date of this Amendment specifying its objections.

3.Representations and Warranties of the Loan Parties.  The Loan Parties hereby represent and warrant as follows:

(a)The Parent, the Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Amendment in connection herewith in accordance with its respective terms and to consummate the transactions contemplated hereby.  This Amendment has been duly executed and delivered by the duly authorized officers of the Parent, the Borrower and each other Loan Party and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(b)The execution, delivery and performance of this Amendment in accordance with its respective terms do not and will not, by the passage of time, the giving of notice, or both:  (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Parent, the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of any Loan Party, or any material indenture, material agreement or other material instrument to which the Parent, the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party other than in favor of the Administrative Agent for its benefit and the benefit of the other Lender Parties.

(c)As of the date hereof and after giving effect to the terms of this Amendment, no Default or Event of Default has occurred and is continuing.

(d)The representations and warranties made by the Borrower in the Amended Credit Agreement or any other Loan Document or which are contained in any certificate furnished in connection therewith are true and correct in all material respects (or in the case of a representation or warranty qualified by materiality, true and correct in all respects) on and as of the date hereof as if made on and as of such date (except for those which expressly relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date).

4.Reaffirmation.  (i) Each Guarantor hereby reaffirms its continuing obligations to the Administrative Agent, the Lenders, the Issuing Bank and the Specified Derivatives Providers under the Guaranty and agrees that the transactions contemplated by this Amendment, including the effectiveness of the Amended Credit Agreement, shall not in any way affect the validity and enforceability of the Guaranty, or reduce, impair or discharge the obligations of such Guarantor thereunder; and (ii) each of the Borrower and each Guarantor hereby reaffirms its acceptance of the non-exclusive jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York and any appellate court from any thereof, as provided in Section 13.4(b) of the Credit Agreement.

5.Reference to and Effect on the Credit Agreement.

(a)Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement (including any reference to “this  Agreement,” “hereunder,” “herein” or words of like import referring thereto) or in any other Loan Document shall mean and be a reference to the Amended Credit Agreement.

(b)Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Notes, any of the other Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith or herewith.

(d)This Amendment is a “Loan Document” under (and as defined in) the Amended Credit Agreement.

(e)Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only from the date as of which this Amendment is dated.

6.Expenses.  The Loan Parties jointly and severally agree to pay or reimburse the Administrative Agent and the Lead Arrangers for all their reasonable out-of-pocket costs and expenses incurred in connection with the preparation, due diligence, negotiation, printing and execution of, this Amendment, and any other documents prepared in connection herewith, and the consummation and administration of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of one outside counsel to the Administrative Agent and the Lead Arrangers.

7.Governing Law.  THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH,

THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

8.Headings.  Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Amendment.

9.Release.  In consideration of the amendments and agreements contained herein, each Loan Party hereby waives and releases the Administrative Agent, each Lender, the Swingline Lender and the Issuing Bank from any and all claims and defenses, whether known or unknown, with respect to the Credit Agreement and the other Loan Documents and the transactions contemplated thereby to the extent any such claims and defenses have arisen on or prior to the date hereof.

10.Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile, e-mailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed original counterpart of this Amendment.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Third Amendment to Amended and Restated Credit Agreement to be duly executed and delivered as of the date first above written.

sunstone hotel partnership, llc,

a Delaware limited liability company

By:	/s/ John V. Arabia
Name:	John V. Arabia
Title:	President and Chief Executive Officer

sunstone hotel investors, inc.,

a Maryland corporation

By:	/s/ John V. Arabia
Name:	John V. Arabia
Title:	President and Chief Executive Officer

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GUARANTORS:SUNSTONE EAST GRAND, LLC

SUNSTONE ST. CHARLES, LLC

SUNSTONE SAINT CLAIR, LLC

WB SUNSTONE-PORTLAND, LLC

SUNSTONE OCEAN, LLC

SUNSTONE K9, LLC

SUNSTONE RED OAK, LLC

SUNSTONE EC5, LLC

SUNSTONE HAWAII 3-0, LLC

SUNSTONE HOLDCO 4, LLC

SUNSTONE HOLDCO 5, LLC

SUNSTONE HOLDCO 6, LLC

SUNSTONE HOLDCO 8, LLC

SUNSTONE HOLDCO 10, LLC

BOSTON 1927 OWNER, LLC

SUNSTONE WHARF, LLC

SUNSTONE SEA HARBOR, LLC

KEY WEST 2016, LLC

SUNSTONE SEA HARBOR HOLDCO, LLC

SWW NO. 1, LLC

OAKS & OLIVES, LLC

By:	/s/ John V. Arabia
Name:	John V. Arabia
Title:	President and Chief Executive Officer

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LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION,

individually in its capacities as Administrative Agent, as Swingline Lender, as an Issuing Bank and as a Lender

By:	/s/ Mark F. Monahan
Name:	Mark F. Monahan
Title:	Director

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BANK OF AMERICA, N.A., as an Issuing Bank and a Lender

By:	/s/ Suzanne E. Pickett
Name:	Suzanne E. Pickett
Title:	Senior Vice President

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JPMORGAN CHASE BANK, N.A., as an Issuing Bank and a Lender

By:	/s/ Cody A. Canafax
Name:	Cody A. Canafax
Title:	Vice President

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PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ David C. Drouillard
Name:	David C. Drouillard
Title:	Senior Vice President

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U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Michael Diemer
Name:	Michael Diemer
Title:	Senior Vice President

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CITIBANK, N.A., as a Lender

By:	/s/ Tina Lin
Name:	Tina Lin
Title:	Vice President

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BBVA USA, as a Lender

By:	/s/ Don Byerly
Name:	Don Byerly
Title:	Executive Vice President

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the Bank of nova scotia, as a Lender

By:	/s/ Ajit Goswami
Name:	Ajit Goswami
Title:	Managing Director & Industry Head

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TRUIST BANK, as a Lender

By:	/s/ Ryan Almond
Name:	Ryan Almond
Title:	Director

Annex I

Guarantors

See attached.